UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

BITECH TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

600 Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 777-0888

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2022 (the “Effective Date”), Bitech Technologies Corporation (the “Company”) completed the sale of all of the assets of its wholly owned subsidiary Quad Video Halo, Inc. (“Quad Video”) pursuant to the terms of an Asset Purchase Agreement entered into among Quad Video, Quad Video Holdings Corporation (“Quad Holdings”) and Peter Dalrymple, a former officer, director and substantial shareholder of the Company (“Dalrymple,” together with Quad Holdings, collectively, the “Buyers”) dated as of the Effective Date (the “Quad Video APA”). Pursuant to the terms of the Quad Video APA, Quad Video sold all of its assets which included its accounts receivables, fixed assets, intangible assets and all customer lists associated with Quad Video’s business (the “Quad Video Assets”).

Under the terms of the Quad Video APA, the Buyers cancelled a promissory note with an approximate principal balance of $8,789 plus accrued interest as of the Effective Date and a security agreement securing payment of that note pursuant to a Secured Promissory Note and Security Agreement Cancellation Agreement and assumed all liabilities related the Quad Video’s operations and the Quad Video Assets and terminated the Management Services Agreement entered into among the Company, Quad Video and Dalrymple dated March 31, 2022 pursuant to a Management Services Termination Agreement.

In addition, on the Effective Date, the Company completed the sale of certain accounts receivables related to its spine pain management business pursuant to the terms of an Asset Purchase Agreement entered into among the Company, SPIN Collections LLC, a company owned or controlled by Dalrymple and Dalrymple (the “SPIN Accounts Receivable APA”). The consideration received by the Company in connection with the SPIN Accounts Receivable APA was nominal and immaterial,

The foregoing description of the terms of the Quad Video APA, the SPIN Accounts Receivable APA, the Secured Promissory Note and Security Agreement Cancellation Agreement and the Management Services Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Quad Video APA and the SPIN Accounts Receivable APA, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

Effective as of June 27, 2022, Bitech Technologies Corporation (the “Company”) issued an aggregate of 485,781,168 shares (the “Conversion Shares”) of its Common Stock, par value $0.001 per share (“Common Stock”) upon the conversion of 9,000,000 shares of its Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred”). The shares of the Series A Preferred were issued to the former shareholders of Bitech Mining Corporation (“Bitech Mining”) on March 31, 2022 in exchange for their shares in Bitech Mining representing 100% of the issued and outstanding shares of Bitech Mining. The Series A Preferred automatically converted into Common Stock upon the Company’s filing of a Certificate of Amendment to its Certificate of Incorporation, as amended on June 27, 2022 as discussed in Item 5.03 of this Current Report on Form 8-K. Upon issuance of the Conversion Shares, the total number of issued and outstand shares of Common Stock was 506,022,050.

The Conversion Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2022, the Company filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of Common Stock from 250,000,000 to 1,000,000,000 (the “Authorized Share Increase”).

The Certificate of Amendment was approved on May 9, 2022 by the Company’s board of directors and stockholders holding more than a majority of the voting power of the Company’s issued and outstanding capital stock in accordance with the relevant sections of the Delaware General Corporation Law. On May 24, 2022, the Company sent a Notice of Stockholder Action by Written Consent to its stockholders of record as of the close of business on May 9, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report:

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation, as amended, dated June 27, 2022.

10.1	Asset Purchase Agreement entered into among Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022.

10.2*	Asset Purchase Agreement entered into among Bitech Technologies Corporation, SPIN Collections LLC and Peter Dalrymple dated June 30, 2022.

10.3	Secured Promissory Note and Security Agreement Cancellation Agreement entered into among Bitech Technologies Corporation, Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022.

10.4	Management Services Termination Agreement entered into among Bitech Technologies Corporation, Quad Video Halo, Inc. and Peter Dalrymple dated June 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BITECH TECHNOLOGIES CORPORATION

Dated: July 1, 2022	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer